E-COM TECHNOLOGIES CORP.
                            2000 STOCK INCENTIVE PLAN

     This 2000 Stock Incentive Plan (the "Plan") provides for the grant of options to acquire common shares (the "Common Shares") and the issuance of Common Shares in the capital of E-Com Technologies Corp., a corporation formed under the laws of the State of Nevada (the "Corporation"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options". Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to collectively as "Options". Common Shares issued under the Plan are referred to in this Plan as "Incentive Stock".

1.     PURPOSE

1.1 The purpose of this Plan is to retain the services of valued key employees, officers, directors and consultants of the Corporation and such other persons as the Plan Administrator shall select in accordance with Section 3 below, and to encourage such persons to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders of the Corporation, and to serve as an aid and inducement in the hiring of new employees, officers and directors and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

1.2 This Plan shall at all times be subject to all legal requirements relating to the administration of stock incentive plans, if any, under applicable corporate laws, applicable United States federal and state securities laws, the Code, the rules of any applicable stock exchange or stock quotation system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein (collectively, the "Applicable Laws").

2.     ADMINISTRATION

2.1 This Plan shall be administered initially by the Board of Directors of the Corporation (the "Board"), except that the Board may, in its discretion, establish a committee composed of two (2) or more members of the Board or two
(2) or more other persons to administer the Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Board or, if applicable, the Committee is referred to herein as the "Plan Administrator".

2.2 If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider in selecting the Plan Administrator and the membership of any Committee, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code, and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act.

2.3 The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan, any Option or any Incentive Stock). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the

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Committee  shall  constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

2.4 Subject to the provisions of this Plan and any Applicable Laws, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to:

(a)     construe  and  interpret  this  Plan;

(b)     define  the  terms  used  in  the  Plan;

(c) prescribe, amend and rescind the rules and regulations relating to this Plan;

(d) correct any defect, supply any omission or reconcile any inconsistency in this Plan;

(e)     grant  Options  and  issue  Incentive  Stock  under  this  Plan;

(f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(g) determine the time or times at which Options shall be granted under this Plan;

(h) determine the number of Common Shares subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;

(i)     determine  all  other  terms  and  conditions  of  the  Options;

(j) determine all restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions of the Incentive Stock; and

(k) make all other determinations and interpretations necessary and advisable for the administration of the Plan.

2.5 All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

3.     ELIGIBILITY

3.1 Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any Related Corporation (as defined below) ("Employees").

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3.2     Non-Qualified  Stock  Options  may  be  granted to Employees and to such other persons, including directors, officers and consultants of the Corporation or any Related Corporation, who are not Employees as the Plan Administrator shall select, subject to any Applicable Laws.

3.3 Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Corporation or any subsidiary of the Corporation. Options also may be granted in exchange for outstanding Options.

3.4 Any person to whom an Option is granted under this Plan is referred to as an "Optionee". Any person who is the owner of an Option or the holder of Incentive Stock is referred to as a "Holder".

3.5 As used in this Plan, the term "Related Corporation" shall mean any corporation (other than the Corporation) that is a "Parent Corporation" of the Corporation or "Subsidiary Corporation" of the Corporation, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.     STOCK

4.1 The Plan Administrator is authorized to grant Options or issue Incentive Stock for the acquisition of up to a total of 1,250,000 Common Shares. The number of Common Shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5.1(n) hereof. In the event that any outstanding Option expires or is terminated for any reason, the Common Shares allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of Common Shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

5.     TERMS  AND  CONDITIONS  OF  STOCK  INCENTIVE  AGREEMENTS

5.1 Each Option granted and Common Share of Incentive Stock issued under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (each an "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan or any Applicable Laws, as the Plan Administrator in its discretion may deem advisable. All Options or Incentive Stock also shall comply with the following requirements:

(a)     Number  of  Common  Shares  and  Type  of  Option

Each Agreement shall state the number of Common Shares to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option; provided that:

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(i)     the  number  of  Common  Shares  that  may  be  reserved pursuant to the exercise of Options granted to any person shall not exceed 5% of the issued and outstanding Common Shares of the Corporation;

(ii) in the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options;

(iii) the aggregate fair market value (determined at the Date of Grant, as defined below) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Corporation, a Related Corporation or a predecessor corporation) shall not exceed U.S.$100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time (the "Annual Limit"); and

(iv) any portion of an Option which exceeds the Annual Limit shall not be void but rather shall be a Non-Qualified Stock Option.

(b)     Date  of  Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

(c)     Option  Price

Each Agreement shall state the price per Common Share at which it is exercisable. The Plan Administrator shall act in good faith to establish the exercise price in accordance with Applicable Laws; provided that:

(i) the per Common Share exercise price for an Incentive Stock Option or any Option granted to a "covered employee" as such term is defined for purposes of
Section 162(m) of the Code shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith;

(ii) with respect to Incentive Stock Options granted to greater-than-ten percent (>10%) shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per Common Share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith; and

(iii) Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Corporation or any subsidiary of the Corporation may be granted with an

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exercise  price  equal  to  the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)     Duration  of  Options

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 5.1(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-ten percent (>10%) shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) and consultants of the Corporation shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e)     Option  Vesting  Schedule

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

                     NUMBER OF YEARS         PERCENTAGE OF TOTAL
                 FOLLOWING DATE OF GRANT       OPTION VESTED
                    -----------------------     -------------
                            One                      25%
                            Two                      50%
                            Three                    75%
                            Four                    100%

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of objective criteria, including but not limited to, one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Corporation's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Corporation as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance

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objectives  may  be  absolute  or  relative  and  may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Corporation by the Plan Administrator that the performance objective has been achieved.

(f)     Acceleration  of  Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion.

(g)     Term  of  Option

(i) Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

A. the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.1(d) above;

B. the date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for cause (as determined by the Plan Administrator, acting reasonably);

C. the expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Corporation or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or

D. the expiration of one year (1) from termination of an Optionee's employment or contractual relationship by reason of death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option.

(ii) Notwithstanding Section 5.1(g)(i) above, any vested Options which have been granted to the Optionee in the Optionee's capacity as a director of the Corporation or any Related Corporation shall terminate upon the occurrence of the first of the following events:

A.     the  event  specified  in  Section  5.1(g)(i)A  above;

B.     the  event  specified  in  Section  5.1(g)(i)D  above;  and

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C.     the  expiration  of three (3) months from the date the Optionee ceases to serve as a director of the Corporation or Related Corporation, as the case may be.

(iii) Upon the death of an Optionee, any vested Options held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the Optionee's domicile at the time of death and only until such Options terminate as provided above.

(iv) For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

(v) Unless accelerated in accordance with Section 5.1(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or Disability.

(vi) For purposes of this Plan, transfer of employment between or among the Corporation and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Corporation or any Related Corporation. Employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

(h)     Exercise  of  Options

(i) Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole Common Shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

(ii) Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of Common Shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Shares so purchased, which payment shall be in the form

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specified  in  Section  5.1(i) below.  The Corporation shall not be obligated to issue, transfer or deliver a certificate representing Common Shares to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Corporation, for the payment of the aggregate exercise price for all Common Shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

(i)     Payment  upon  Exercise  of  Option  or  Purchase  of  Incentive  Stock

Upon the exercise of any Option or purchase of Incentive Stock, the aggregate exercise or purchase price shall be paid to the Corporation in cash or by certified or cashier's check. In addition, if pre-approved in writing by the Plan Administrator who may arbitrarily withhold consent, the Holder may pay for all or any portion of the aggregate exercise or purchase price by complying with one or more of the following alternatives:

(i) by delivering to the Corporation freely trading Common Shares previously held by such Holder, or by the Corporation withholding Common Shares otherwise deliverable pursuant to exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise; or

(ii)     by  complying  with  any  other  payment mechanism approved by the Plan
Administrator  at  the  time  of  exercise.

(j)     No  Rights  as  a  Shareholder

A Holder shall have no rights as a shareholder with respect to any Common Shares covered by an Option until such Holder becomes a record holder of such Common Shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Section 5.1(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Shares for which the record date is prior to the date the Holder becomes a record holder of the Common Shares covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)     Non-transferability  of  Options

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution,

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attachment  or  similar  process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

(l)     Incentive  Stock  Issuance

Incentive Stock may be issued through direct and immediate issuances without any intervening Option grants. Each such issuance of Incentive Stock shall be evidenced by the Agreement that complies with the terms specified below:

(i)     Purchase  Price

The purchase price per share shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value on the issue date.

(ii)     Vesting  Provisions

A. Shares of Incentive Stock issued under the Plan may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more instalments over the Holder's period of employment or upon attainment of specified performance objectives;

B. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Holder may have the right to receive with respect to the Holder's unvested shares of Incentive Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Company's receipt of consideration shall be issued subject to (1) the same vesting requirements applicable to the Holder's unvested shares of Incentive Stock and (2) such escrow arrangements as the Plan Administrator shall deem appropriate;

C. The Holder shall have full stockholder rights with respect to any Common Shares issued to the Holder under the Plan, even if the Holder's interest in those shares is not vested. Accordingly, the Holder shall have the right to vote such shares and to receive any regular cash dividends paid on such shares;

D. Should the Holder cease to remain in the Company's employ while holding unvested shares of Incentive Stock issued under the Plan or should the performance objectives not be attained with respect to such unvested shares of Incentive Stock, then those Common Shares shall be immediately surrendered to the Company for cancellation, and the Holder shall have no further stockholder

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rights  with  respect  to  those  Common  Shares.  To the extent the surrendered
Common Shares were previously issued to the Holder for consideration paid in cash or cash equivalent, the Company shall repay to the Holder the cash consideration paid for the surrendered Common Shares and shall cancel the unpaid principal balance of any outstanding payment mechanism of the Holder attributable to the surrendered shares;

E. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Incentive Stock (or other assets attributable thereto) that would otherwise occur upon the non-completion of the vesting schedule applicable to such Common Shares. Such waiver shall result in the immediate vesting of the Holder's interest in the Common Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Holder's cessation of employment or the attainment or non-attainment of the applicable performance objectives.

(iii)     First  Refusal  Rights

Until such time as the Incentive Stock is first registered under Section 12 of the Exchange Act, the Company shall have the right of first refusal with respect to any proposed disposition by the Holder (or any successor in interest) of any Incentive Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the Agreement.

(iv)     Repurchase  Rights

All of the outstanding repurchase rights under the Plan shall terminate automatically, and all the Incentive Stock subject to those terminated rights shall immediately vest in full, in the event of any adjustment described in
Section 5.1(n), except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such adjustment or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(v)     Share  Escrow  /  Legends

Unvested Common Shares may, in the Plan Administrator's discretion, be held in escrow by the Company until the Holder's interest in such Common Shares vests or may be issued directly to the Holder with restrictive legends on the certificates evidencing those unvested Common Shares.

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(m)     Securities  Regulation  and  Tax  Withholding

(i) Common Shares shall not be issued with respect to an Option or an award of Incentive Stock unless the exercise of such Option and the issuance and delivery of such Common Shares shall comply with all Applicable Laws, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from prospectus and registration requirements for the issuance and sale of such Common Shares. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Common Shares under this Plan, or the unavailability of an exemption from prospectus and registration requirements for the issuance and sale of any Common Shares under this Plan, shall relieve the Corporation of any liability with respect to the non-issuance or sale of such Common Shares.

(ii) As a condition to the exercise of an Option or the issuance of Incentive Stock, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without any then-present intention to sell or distribute such Common Shares. If necessary under Applicable Laws, the Plan Administrator may cause a stop-transfer order against such Common Shares to be placed on the stock books and records of the Corporation, and a legend indicating that the Common Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any Applicable Laws, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with applicable securities laws. THE CORPORATION HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS OR THE ISSUANCE OF INCENTIVE STOCK.

(iii) The Holder shall pay to the Corporation by certified or cashier's check, promptly upon the issuance of Incentive Stock or the exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of Common Shares acquired upon exercise of an Option or otherwise related to an Option or Common Shares acquired in connection with an Option or an issuance of Incentive Stock. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan
Administrator:

A. by delivering to the Corporation freely trading Common Shares previously held by such Holder or by the Corporation withholding Common Shares otherwise deliverable pursuant to the exercise of the Option, which Common Shares received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any withholding tax obligations arising as a result of such exercise, transfer or other disposition;

B. by executing appropriate loan documents approved by the Plan Administrator by which the Holder borrows funds from the Corporation to pay any withholding taxes due under this Section 5.1(m)(iii), with such repayment terms as the Plan Administrator shall select; or

C. by complying with any other payment mechanism approved by the Plan Administrator from time to time.

(iv) The issuance, transfer or delivery of certificates representing Common Shares pursuant to the exercise of Options or issuance of Incentive Stock may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of all Applicable Laws and the withholding provisions of the Code have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in Section 5.1(m)(iii) above.

(n)     Adjustments  Upon  Changes  In  Capitalization

(i) The aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option, and the exercise price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Corporation resulting from:

A. a subdivision or consolidation of shares or any like capital adjustment, or

B. the issuance of any Common Shares, or securities exchangeable for or convertible into Common Shares, to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares, or securities exchangeable for or convertible into Common Shares, to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of Common Shares, or securities convertible into Common Shares, in lieu of dividends paid in the ordinary course on the Common Shares).

(ii) Except as provided in Section 5.1(n)(iii) hereof, upon a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere re-incorporation or the creation of a holding Corporation) or liquidation of the Corporation, as a result of which the shareholders of the Corporation, receive cash, shares or other property in exchange for or in connection with their Common Shares, any Option granted hereunder shall terminate, but the Holder shall have the right to exercise such Holder's Option immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation, and to be treated as a shareholder of record for the purposes thereof, to the extent the vesting requirements set forth in the Option agreement have been satisfied.

(iii) If the shareholders of the Corporation receive shares in the capital of another corporation ("Exchange Shares") in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Corporation in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere re-incorporation or the creation of a holding Corporation), all Options granted hereunder shall be converted into options to purchase Exchange Shares unless the Corporation and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase Exchange Shares but instead shall terminate in accordance with, and subject to the Holder's right to exercise the Holder's Options pursuant to, the provisions of Section 5.1(n)(ii). The amount and price of converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Shares.

(iv) In the event of any adjustment in the number of Common Shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

(v) All adjustments pursuant to Section 5.1(n) shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(vi) The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6.     EFFECTIVE  DATE;  AMENDMENT;  SHAREHOLDER  APPROVAL

6.1 Options may be granted and Incentive Stock may be issued by the Plan Administrator from time to time on or after the date on which this Plan is adopted by the Board (the "Effective Date").

6.2 Unless sooner terminated by the Board, this Plan shall terminate on the tenth anniversary of the Effective Date. No Option may be granted or Incentive Stock issued after such termination or during any suspension of this Plan.

6.3 Any Options granted by the Plan Administrator prior to the ratification of this Plan by the shareholders of the Corporation shall be granted subject to approval of this Plan by the holders of a majority of the Corporation's outstanding voting shares, voting either in person or by proxy at a duly held shareholders' meeting within twelve (12) months before or after the Effective Date. If such shareholder approval is sought and not obtained, all Options granted prior thereto and thereafter shall be considered Non-Qualified Stock Options and any Options granted to Covered Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Corporation of certain compensation.

7.     NO  OBLIGATIONS  TO  EXERCISE  OPTION

7.1 The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.     NO  RIGHT  TO  OPTIONS  OR  TO  EMPLOYMENT

8.1 Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation, express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Corporation's or, where applicable, a Related Corporation's right to terminate Optionee's employment at any time, which right is hereby reserved.

9.     APPLICATION  OF  FUNDS

9.1 The proceeds received by the Corporation from the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10.     INDEMNIFICATION  OF  PLAN  ADMINISTRATOR

10.1 In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11.     AMENDMENT  OF  PLAN

11.1 The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with the Applicable Laws. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Corporation to comply with or to avail the Corporation and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirements.

Effective  Date:  December  11,  2000